Law Offices of Jeffrey Burns

77 German Mills Road

Thornhill, ON L3T 4H8

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Phone: 416-391-4884

Fax: 416-391-3747

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Lux Residential Warranty Program, Inc.

DATED this 19th day of December 2007.

Yours truly,

_____________________
Jeffrey Burns